Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Sequiam Corporation
Orlando, Florida


We hereby consent to the use in the Company's Form 8-K/A of our report dated June 3, 2002, relating to the financial statements of Sequiam Software, Inc. (f/k/a Sequiam, Inc.), which is contained in that Form 8-K/A.




/s/  Gallogly, Fernandez & Riley, LLP

Orlando, Florida
June 14, 2002